EXECUTIVE SEPARATION agreement AND RELEASE

THIS EXECUTIVE SEPARATION AGREEMENT AND RELEASE (the “Agreement”) by and between CECO Environmental Corp. (the “Company”) and Ramesh Nuggihalli (the “Executive”) as of August 21, 2023.

WHEREAS, the Company has decided to terminate the Executive’s employment as the Company’s Chief Operating Officer, and the Company and the Executive have mutually agreed to the following satisfactory severance arrangements.

NOW, THEREFORE, in consideration of this mutual Agreement, the Company and the Executive hereby agree as follows:

1.
Departure. Executive’s duties as Chief Operating Officer shall conclude on August 20, 2023 (the “Departure Date”) and Executive’s employment with the Company shall cease on the Departure Date. The Company notified Executive via written notice of his Departure Date forty-five days in advance of the Departure Date on July 6, 2023 and, accordingly, shall be deemed to have satisfied the notice requirements for a termination of the Executive’s employment to be effective as of the Departure Date under Section 4(a) of the Company’s Executive Change in Control Severance Plan (the “Plan”) with effective date July 6, 2023 (a copy attached hereto) in which the Executive is a Participant (as defined in the Plan). Executive shall be paid for any earned wages through the Departure Date without regard to whether Executive signs this Agreement within six days of the Departure Date or on the next payroll cycle after the Departure Date, whichever is earlier. Executive was not enrolled in Company benefits at time of Departure Date.
2.
Departure Payments. The Company will provide the Executive with the following compensation, provided that that the Executive has timely executed and has not revoked this Agreement (as defined in Section 6 of this Agreement), has fulfilled all of the Executive’s transition duties through the Departure Date, and has otherwise complied with his obligations under this Agreement:
(a)
The gross amount of Six Hundred Thirty Thousand Dollars and No Cents ($630,000), less applicable withholding taxes and other deductions required by applicable law or authorized by the Executive, representing one- and one-half times the Executive’s last effective base salary, which amount will be paid to the Executive as soon as practicable (but no later than 74 days) following the Departure Date.
(b)
The gross amount of Twenty Thousand Dollars and No Cents ($20,000), less applicable withholding taxes and other deductions required by applicable law or authorized by the Executive, to enable the Executive to obtain executive-level outplacement services, the Company will pay this amount to the Executive as soon as practicable (but no later than 74 days) following the Departure Date.
(c)
The gross amount of Three Hundred Eighteen Thousand Nine Hundred Seventy Dollars and No Cents ($318,970), less applicable withholding taxes and other deductions required by applicable law or authorized by the Executive, representing Executive’s pro-rated annual target bonus for 2023, which is calculated by multiplying (A) the full year annual bonus that the Executive would have earned had the Executive remained employed through the end of the fiscal year in which the Departure Date occurs, assuming target performance under the applicable performance targets has been met, by (B) a fraction, the numerator of which is the total number of days that have elapsed during the fiscal year through the Departure Date (231 days) and the denominator of which is 365. The Company will pay this amount to Executive as soon as practicable (but no later than 74 days) following the Departure Date.
(d)
In lieu of and notwithstanding the default treatment set forth in the award agreements applicable to the service-based restricted stock unit awards granted to the Executive in 2021 and 2022 that remain unvested and outstanding as of the Departure Date (the “RSUs”), as set forth on Exhibit A, such RSUs shall accelerate and be deemed vested as of the Departure Date, and shall be settled in shares not later than March 15, 2024.
3.
Obligations of Executive at Departure. Executive hereby resigns as an officer or director of any subsidiaries of the Company or any other position held with the Company or its subsidiaries effective as of the Departure Date and represents and warrants that Executive will, on or before the Departure Date, execute such documentation as the Company deems necessary with respect to such resignations. Executive further represents and warrants that Executive will, on or before such date, deliver to the Company the original and all copies of all documents, records, and property of any nature whatsoever which are in Executive’s possession or control and which are the property of the Company or which relate to Confidential Information (as described below), or to the business activities, facilities, employees, vendors, suppliers or customers of the Company, including any records (electronic or otherwise), documents or property created by the Executive, and shall permanently delete (and not retain copies of) any such records maintained on the Executive’s personal devices.
4.
Other Agreements. Except as provided below, this Agreement constitutes the entire agreement between the Company and the Executive with respect to the matters addressed herein, including but not limited to the Executive’s termination of employment from the Company, and it fully supersedes any and all prior agreements or understandings, written or oral, including any notice periods contained therein, between the Executive and the Company, including, but not limited to, the Plan, except that:
(a)
This Agreement does not affect the restrictive covenants set forth in Section 9 of the Plan, which shall remain in effect as binding obligations in accordance with their terms.
(b)
This Agreement does not limit or restrict in any way Executive’s existing rights or obligations under the Company’s employee benefit plans (other than the Plan), including any retirement plan, retirement savings plan, or group medical plan.
5.
Restrictive Covenants. The Executive acknowledges and agrees to comply with the restrictive covenants set forth in Section 9 of the Plan.

6.
Release. In accordance with Section 8(a) of the Plan:
(a)
In consideration of the promises and covenants made herein, the Executive, for the Executive, the Executive’s heirs, executors, administrators, successors and assigns, does hereby RELEASE, ACQUIT AND FOREVER DISCHARGE the Company, and each of its parents, subsidiaries, related and affiliated corporations or other entities, and each of their respective present or former officers, directors, shareholders, employees, agents, representatives, successors and assigns (all of whom are hereinafter collectively referred to as "Releasees") from any and all claims, demands, causes of action and liabilities of any kind or character, accrued or to accrue hereafter, which the Executive ever had, now has or may hereafter have against Releasees, through the Departure Date, arising out of any act, omission, statement, representation, transaction or occurrence, including, without limitation, those related to the Executive’s employment by the Company or the termination thereof. Without limiting the generality of the foregoing, it is understood and agreed that this Release constitutes a release of any claim or cause of action, including, but not limited to,: (i) for breach of any employment, commission or other agreement existing between the Executive and the Company, all of which are hereby acknowledged to have terminated, except as otherwise stated herein; or (ii) otherwise related, in any way, to the Executive’s employment by the Company, including the termination thereof, and includes, without limitation, claims under any of the following, as amended: Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Equal Pay Act; the Anti-Retaliation provision of the Texas Workers Compensation Act; the Fair Labor Standards Act; the Texas Pay Day Law; the Texas Labor Code; Pennsylvania Human Relations Act – 43 P.S. §951 et seq.; Pennsylvania Minimum Wage Act, as amended – 43 P.S. §33.101 et seq.; Pennsylvania Whistleblower Law – 43 P.S. §1421 et seq.; Pennsylvania Equal Pay Law, as amended – 43 P.S. §336.1 et seq.; The Pennsylvania Wage Payment and Collection Law; Pennsylvania’s Bona Fide Occupational Qualifications Rules; Pennsylvania’s Military Leave and Re-Employment Rights Laws; The Pennsylvania Criminal History Record Information Act; the Family and Medical Leave Act; the Occupational Safety and Health Act; the National Labor Relations Act; the Fair Credit Reporting Act; the Rehabilitation Act; the Employee Retirement Income Security Act of 1974 (ERISA); the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA); the Sarbanes-Oxley Act of 2002; the Employee Polygraph Protection Act; the Financial Institutions Reform, Recovery and Enforcement Act; the Uniform Services Employment and Reemployment Rights Act of 1994; and any other state or federal statute or regulation governing the employment relationship or the Executive's rights, or the Company's obligations, in connection therewith. This release also includes a release of any claim or right to further wages, compensation, benefits, damages, penalties, attorneys’ fees, costs, or expenses of any kind from the Company or any of the other Releasees, except as provided for in this Agreement. This release also constitutes a release of any claim or cause of action for invasion of privacy, intentional or negligent infliction of emotional distress, wrongful termination, promissory estoppel, false imprisonment, defamation, negligence, gross negligence, breach of contract, libel or slander, tortious interference with contract or business relationship, misrepresentation, deceptive trade practices, fraud, and any employment-related claims, or for any personal injuries, however characterized, or by virtue of any fact(s), act(s) or event(s) occurring prior to the date of this Agreement. This release covers both claims that the Executive knows about and those the Executive may not know about.
(b)
THE EXECUTIVE UNDERSTANDS THAT BY SIGNING AND NOT REVOKING THIS RELEASE, THE EXECUTIVE IS WAIVING ANY AND ALL RIGHTS OR CLAIMS WHICH THE EXECUTIVE MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT AND/OR THE OLDER WORKERS BENEFIT PROTECTION ACT (“OWBPA”) FOR AGE DISCRIMINATION ARISING FROM EMPLOYMENT WITH THE COMPANY, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SUE THE COMPANY IN FEDERAL OR STATE COURT FOR AGE DISCRIMINATION. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT THE EXECUTIVE: (1) DOES NOT WAIVE ANY CLAIMS OR RIGHTS THAT MAY ARISE AFTER THE DATE THE AGREEMENT IS EXECUTED; (2) WAIVES CLAIMS OR RIGHTS ONLY IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH THE EXECUTIVE IS ALREADY ENTITLED; (3) IS AND HAS BEEN ADVISED BY THE COMPANY IN WRITING OF THE EXECUTIVE’S RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE; AND (4) AGREES THAT THIS AGREEMENT IS WRITTEN IN A MANNER CALCULATED TO BE UNDERSTOOD BY THE EXECUTIVE, AND THE EXECUTIVE, IN FACT, UNDERSTANDS THE TERMS, CONTENTS, CONDITIONS, AND EFFECTS OF THIS AGREEMENT, AND HAS ENTERED INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.
(c)
Anything herein to the contrary notwithstanding, this Agreement does not constitute a release nor a waiver of the Executive’s right to file a charge or complaint with or participate, testify, or assist in any investigation, hearing, or other proceeding before any federal, state, or local government agency (e.g., EEOC, NLRB, SEC) or in any legislative or judicial proceeding nor does anything in this Agreement preclude, prohibit or otherwise limit, in any way, Executive’s rights and abilities to contact, communicate with or report unlawful conduct to federal, state, or local officials for investigation or participate in any whistleblower program administered by any such agencies. However, to the maximum extent permitted by law, Executive agrees that if such an administrative claim is made, Executive shall not be entitled to recover any individual monetary relief or other individual remedies.
(d)
If any claim is not subject to release, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Releasee identified in this Agreement is a party.
(e)
The Executive acknowledges that the payments contemplated by Section 2 include consideration which the Executive would not be entitled to receive but for the Executive’s execution and non-revocation of this Agreement. Failure by Executive to timely execute, return and not-revoke this Agreement relieves the Company of the obligation to make the payments due to Executive pursuant to Paragraph 2 of this Agreement and the Plan.
(f)
The Executive states that the Executive has not filed or joined in any complaints, charges, lawsuits, or proceedings of any kind against the Company or any of the other Releasees. By signing this Agreement, Executive agrees not to sue the Company and/or any of the Releasees for anything which has been released pursuant to the Agreement.
(g)
Nothing in this Agreement is meant to suggest, nor should the Agreement be construed as an admission, that the Company or any of the other Releasees have violated any law, contract, policy, or practice, or that the Executive has any claim against the Company or any of the other Releasees and any such liability is expressly denied.
7.
Power of Attorney. The Company hereby revokes any and all powers of attorney the Company or any subsidiary thereof may have granted the Executive during the Executive’s employment with the Company.
8.
Non-Disparagement. Executive agrees to refrain from making statements that are disparaging or defamatory about Releasees, or Releasees’ customers, suppliers, or vendors, including but not limited to communications on social media websites such as Facebook, Twitter, LinkedIn, or Glassdoor on blogs, by text or email or other electronic means.
9.
Affirmations.
(a)
Executive affirms that he has no known workplace injuries or occupational diseases.
(b)
Executive also affirms that he has not divulged any proprietary or confidential information of the Company and will continue to maintain the confidentiality of such information consistent with the Company’s policies and Executive’s agreement(s) with the Company and/or common law.
(c)
Executive further affirms that Executive has not reported internally to the Company any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud, and Executive has not been retaliated against for reporting any such allegations internally to the Company.
10.
Expenses and Insurance. With respect to services provided by the Executive to the Departure Date and pursuant to this Agreement, the Company shall (a) reimburse Executive for reasonable business expenses incurred in the performance of Executive’s services, (b) maintain Director and Officer insurance coverage for the Executive consistent with that provided to other Company directors and officers, and (c) provide Executive with full indemnification as permitted by the Company’s by-laws.
11.
Taxes. All payments made herein or the value of all property transferred to Executive hereunder shall be subject to applicable payroll and withholding taxes. The Plan, this Agreement, and the payments hereunder shall be construed and administered in a manner that satisfies an exemption from, or is compliant with, Section 409A of the Internal Revenue Code. The parties agree to amend the Agreement as may be necessary to avoid application of Code Section 409A excise taxes or penalties to payments made pursuant to this Agreement. Notwithstanding the foregoing, no provision of the Plan or this Agreement shall be construed to require the Company to provide any gross-up for the tax consequences under Code Section 409A of any provisions of, or payments under, this Agreement, and the Company shall have no responsibility for tax consequences under Code Section 409A to Executive resulting from the terms or operation of the Plan or this Agreement.
12.
Severability. In the event any one or more of the provisions of this Agreement (or any part thereof) shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement (or part thereof) shall be unimpaired, and the invalid, illegal or unenforceable provision (or part thereof) shall be replaced by a provision (or part thereof), which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provisions. However, in the event that any such provision of this Agreement (or part thereof) is adjudged by a court of competent jurisdiction to be invalid, illegal or unenforceable, but that the other provisions (or part thereof) are adjudged to be valid, legal and enforceable if such invalid, illegal or unenforceable provision (or part thereof) were deleted or modified, then this Agreement shall apply with only such deletions or modifications, or both, as the case may be, as are necessary to permit the remaining separate provisions (or part thereof) to be valid, legal and enforceable.
13.
Governing Law. This Agreement shall be governed by the substantive laws of the State of Texas without regard to its conflict of laws provisions or the laws of any other jurisdiction in which the Executive resides or performs any duties hereunder, or where any violation of the Agreement occurs.
14.
Successors; Binding Agreement; Notices. The Company shall have the right to assign its obligations under this Agreement to any entity that acquires all or substantially all of the assets of the Company and continues the Company’s business. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the Company and its successors and assigns. The Executive may not assign the Executive’s rights or delegate the Executive’s obligations hereunder. Except as otherwise set forth under Section 15, all notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows: If to the Executive, at the most recent address on file at the Company. If to the Company, to CECO Environmental Corp.; 14651 North Dallas Parkway, Suite 500; Dallas, Texas, 75254; Attention: Chief Legal Officer.
15.
Amendment; Waiver. This Agreement may be amended or modified only by a written instrument executed by the Company and the Executive. No provision of this Agreement may be waived or discharged unless such waiver or discharge is in writing and signed by the Chief Executive Officer of the Company. Any failure by Executive or the Company to enforce any of the provisions of this Agreement shall not be construed to be a waiver of such provisions or any right to enforce each and every provision in the future. A waiver of any breach of this Agreement shall not be construed as a waiver of any other or subsequent breach.
16.
Time Period for Enforceability/Revocation of Agreement. The Company's obligation to pay the amounts set forth in Section 2 and provide any other benefits described in this Agreement is contingent upon the Executive executing and returning this Agreement to the Company. The Executive may take up to sixty (60) days after the Departure Date, or if longer, up to twenty-one (21) day after the Executive has been provided this Agreement after the Departure Date (such longer period, the “Consideration Period”) to consider this Agreement prior to executing it. The Executive may sign this Agreement at any time during the Consideration Period, except that the Executive may not sign this Agreement prior to the Departure Date. Any changes made to this Agreement after presentation to the Executive will not restart the running of the Consideration Period. After executing this Agreement, the Executive shall have seven (7) calendar days during which time the Executive may revoke the Executive’s consent to this Agreement by given written or electronic notification of the decision to revoke to the Company. This Agreement will not become effective or enforceable, and the payments and benefits described herein shall not become due, until such revocation period has expired and the Executive has not delivered a written or electronic notice of revocation.
17.
Notice of Revocation. Any notice of revocation to be given pursuant to the foregoing paragraph shall be sent in writing by email or facsimile transmission to: Lynn Watkins-Asiyanbi, Senior Vice President, Chief Administrative and Legal Officer, Corporate Secretary at lwatkins@OneCECO.com or via fax at (214) 351-4172. The Executive understands and acknowledges that the Executive will not receive any monies or benefits pursuant to this Agreement except upon the execution and non-revocation of this Agreement, and the fulfillment of the promises contained herein. The Effective Date of this Agreement shall be the eighth day after which Executive timely signs this Agreement provided he has not revoked his signature.
18.
Counterparts. This Agreement may be signed in counter-parts (meaning by the Executive and the Company separately) and that facsimile, copy or PDF copy signatures shall be treated as just as valid as original signatures.

THE COMPANY AND THE EXECUTIVE ACKNOWLEDGE THAT (A) EACH HAS CAREFULLY READ THIS AGREEMENT, (B) EACH UNDERSTANDS ITS TERMS, (C) ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND THE EXECUTIVE RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT, AND (D) EACH HAS ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE OTHER, OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Ramesh Nuggihalli /s/ Ramesh Nuggihalli Signature of Executive 8/22/2023 Date	CECO Environmental Corp. By /s/ Todd Gleason Todd Gleason Chief Executive Officer 8/21/2023 Date

OMITTED SCHEDULE

EXHIBIT A: Accelerated RSUs